CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-143801 and 333-161725 of The Procter & Gamble Company on Form S-8 of our report dated December 18, 2018, relating to the financial statements and supplemental schedules of The Procter & Gamble Savings Plan appearing in this Annual Report on Form 11-K of The Procter & Gamble Savings Plan for the year ended June 30, 2018.

/s/ Deloitte & Touche LLP
Cincinnati, Ohio
December 18, 2018